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                                                                   Exhibit 10.27

                             COST SHARING AGREEMENT

     This Agreement entered into as of the 12th day of October 2000, by and between Allstate Life Insurance Company ("ALIC"), an Illinois insurance company and Allstate Reinsurance Ltd. ("Allstate Re"), a Bermuda corporation.

     WHEREAS, from time to time, ALIC retrocedes to Allstate Re approximately fifty per cent (50%) of certain specified business ceded from Glenbrook Life and Annuity Company ("GLAC"), a wholly owned subsidiary of ALIC.

     WHEREAS, the parties have agreed that ALIC shall pay fifty per cent (50%) of the expenses incurred by Allstate Re in connection with the reinsurance transactions referenced above herein.

     1. EXPENSES SUBJECT TO REIMBURSEMENT. Expenses subject to reimbursement ("Subject Expenses") shall pertain only to those expenditures related to reinsurance operations in Bermuda. Subject Expenses shall include amounts expended for professional fees for management services and legal services; and official government assessments relating to tax and license charges. From time to time, as they may deem appropriate, the parties may mutually agree that additional expense categories be included.

     2. PAYMENT. During the term hereof, Allstate Re will pay all invoices it receives for Subject Expenses. Within thirty (30) days after the end of each calendar quarter, Allstate Re shall submit to ALIC, a statement of the charges due from ALIC in the preceding calendar quarter for Subject Expenses paid by Allstate Re, including charges not included in any previous statements. Unless such amount is disputed by ALIC, it will be paid within thirty (30) days of receipt.

     3. TERM. The initial term of this Agreement shall be for a period of twelve
(12) months from the effective date listed above and shall automatically renew each anniversary date for successive twelve (12) month terms. This Agreement may be terminated either with or without cause, by either party subject to no less than thirty (30) days prior written notice.

     4. BUSINESS TERMINATION. In the event that either party shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets or shall avail itself of, or become subject to, any proceeding under the Federal Bankruptcy Act or any other statute relating to insolvency or the protection of rights of creditors then (at the option of the other party) this Agreement shall terminate and be of no further force and effect.

     5. LIMITATION OF LIABILITY. The liability of each party for damages of any kind, whether direct or indirect and regardless of the form of action or theory of liability, will not exceed the

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charges paid hereunder. In no event will either party be liable for loss of profits or any other such loss, or any direct or indirect, special, incidental, and/or consequential damages howsoever incurred or designated. No action, regardless of form, arising out of the transaction under this Agreement, may be brought by either party more than one year after the cause of action has accrued, except that an action for non-payment must be brought within one year after the date of the last payment.

     6. NOTICE. All notices, statements or requests provided for hereunder shall be sufficient if made by personal delivery or sent by certified mail, return receipt requested, to the parties at the respective addresses set forth below or to such other person or address as the party to receive the notice has designated by notice to the other party.

        a.   If to Allstate Re to:
             Allstate Reinsurance Ltd.
             Victoria Hall
             11 Victoria Street
             P.O. Box HM 1262
             Hamilton HM11, Bermuda

        b.   If to ALIC to:
             Allstate Life Insurance Company
             3100 Sanders Road
             Northbrook, IL  60062-7154

     7. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party.

     8. BOOKS AND RECORDS. Upon reasonable notice to Allstate Re, ALIC shall have the right at all times during business hours and at its own expense to inspect the records pertaining to the Subject Expenses described herein.

     9. AMENDMENTS. Any amendment or modifications of this Agreement shall be in writing, signed by both parties.

     10. CONTACT PERSONS. ALIC and Allstate Re each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of the respective party as to the matters pertaining to this Agreement. Each party shall notify the other, in writing, as to the name, address and telephone number of any replacement for any such designated contact person.

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     11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois applicable to contracts made and to be performed in that State without regard to conflict of law principles.

     12. INVALID PROVISION. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion. Such remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated.

     13. SECTION HEADINGS. Section headings have been included in this Agreement merely for reference and shall not affect the terms hereof.

     14. SURVIVAL OF TERMS. Following the termination of this Agreement, ALIC and Allstate Re shall be or remain obligated under all provisions herein which by their terms continue after termination or are incidental to the performance of the obligations hereunder.

     15. NON-WAIVER. No terms or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

     16. ACKNOWLEDGMENT. EACH PARTY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND FURTHER AGREES THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS, ORAL OR WRITTEN AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

ACCEPTED BY:

ALLSTATE LIFE INSURANCE COMPANY             ALLSTATE REINSURANCE LTD.

By:                                         By:
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Title:                                      Title:
      -------------------------                   ------------------------
Date:                                       Date:
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